Exhibit 99.1
FOR IMMEDIATE RELEASE
August 8, 2023

Darling Ingredients Inc. Reports Second Quarter 2023 Results

Second Quarter 2023
•Net income of $252.4 million, or $1.55 per GAAP diluted share
•Net sales of $1.8 billion
•Combined adjusted EBITDA of $508.3 million, $526.8 million excluding one-time Gelnex inventory negative impact
•Global ingredients business EBITDA of $260.9 million
•Received $101.4 million in cash dividends in Q2, and additional $62.2 million in cash dividends subsequent to quarter close from Diamond Green Diesel
•Repurchased $9.1 million of common stock

IRVING, TEXAS - Darling Ingredients Inc.(NYSE: DAR) today reported net income of $252.4 million, or $1.55 per diluted share for second quarter of 2023, compared to net income of $202.0 million, or $1.23 per diluted share, for second quarter of 2022. The company also reported net sales of $1.8 billion for the second quarter of 2023, compared with net sales of $1.7 billion for the same period a year ago.

“Second quarter was an incredible quarter for Darling Ingredients. We delivered our strongest financial results in the company’s history, driven by the strength of the vertically integrated business we have built,” said Randall C. Stuewe, Darling Ingredients Chairman and Chief Executive Officer. “Fat prices decreased quarter over quarter, which demonstrated how beneficial that can be for our Fuel segment. The power of our integrated waste fats and oils business combined with best-in-class renewable diesel production was clearly on display this last quarter.”

For the six months ended July 1, 2023, Darling Ingredients reported net sales of $3.5 billion, compared to net sales of $3.0 billion for the same period in 2022. Net income for the first six months of 2023 was $438.2 million, or $2.69 per diluted share, as compared to net income of $390.0 million, or $2.37 per diluted share, for the first six months of 2022.

Diamond Green Diesel (DGD) sold a record 387.8 million gallons of renewable diesel for the second quarter 2023 at an average of $1.28 per gallon EBITDA. Year-to-date, DGD has sold 643.3 million gallons of renewable diesel at an average of $1.17 per gallon EBITDA. During the second quarter, Darling Ingredients received $101.4 million in cash dividends from the joint venture. Subsequent to the quarter close, Darling Ingredients received an additional $62.2 million in cash dividends from the joint venture.

Combined adjusted EBITDA for the second quarter 2023 was $508.3 million, compared to $402.6 million for the same period in 2022. On a year-to-date basis, combined adjusted EBITDA totaled $926.7 million, as compared to $733.2 million for the same period in 2022. Excluding a one-time purchase accounting inventory negative impact of $18.5 million in the Food segment due to the Gelnex acquisition, combined adjusted EBITDA would have been $526.8 million for the second quarter 2023.

The company repurchased approximately 153,000 shares of common stock during the second quarter of 2023 for approximately $9.1 million. Stock repurchased year to date 2023 is approximately 926,000 shares for a total of $52.9 million. Approximately $321.6 million remains under the company’s Board approved share repurchase program.

As of July 1, 2023, Darling Ingredients had $111.5 million in cash and cash equivalents, and $956.0 million available under its committed revolving credit agreement. Total debt outstanding as of July 1, 2023, was $4.5 billion. The leverage ratio as measured by the company’s bank covenant was 3.11X as of July 1, 2023. Capital expenditures were $123.0 million for the second quarter 2023, and $234.3 million for the first six months ended July 1, 2023.

The company reaffirms guidance for fiscal year 2023 at $1.875 billion combined adjusted EBITDA.

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended July 1, 2023
Net sales	$1,141,661	$476,093	$139,867	$—	$1,757,621
Cost of sales and operating expenses	876,413	371,095	112,194	—	1,359,702
Gross Margin	$265,248	$104,998	$27,673	$—	$397,919

Gross Margin %	23.2%	22.1%	19.8%	—	22.6%

Loss/(gain) on sale of assets	322	2	(65)	—	259
Selling, general and administrative expenses	77,406	33,684	4,971	20,690	136,751
Restructuring and asset impairment charges	—	896	—	—	896
Acquisition and integration costs	—	—	—	1,706	1,706
Change in fair value of contingent consideration	(7,499)	—	—	—	(7,499)
Depreciation and amortization	82,575	28,445	8,567	2,499	122,086
Equity in net income of Diamond Green Diesel	—	—	212,964	—	212,964
Segment Operating Income/(Loss)	112,444	41,971	227,164	(24,895)	356,684

Equity in Net Income of Unconsolidated Subs	1,849	—	—	—	1,849
Segment Income/(Loss)	$114,293	$41,971	$227,164	$(24,895)	$358,533

Segment EBITDA	187,520	71,312	22,767	(20,690)	260,909
DGD adjusted EBITDA (Darling's Share)	—	—	247,398	—	247,398
Combined Adjusted EBITDA	$187,520	$71,312	$270,165	$(20,690)	$508,307

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended July 2, 2022
Net sales	$1,170,347	$369,181	$110,660	$—	$1,650,188
Cost of sales and operating expenses	864,306	280,964	86,237	—	1,231,507
Gross Margin	$306,041	$88,217	$24,423	$—	$418,681

Gross Margin %	26.1%	23.9%	22.1%	—	25.4%

Gain on sale of assets	(964)	(73)	(18)	—	(1,055)
Selling, general and administrative expenses	64,863	22,855	4,277	15,781	107,776
Restructuring and asset impairment charges	8,557	—	—	—	8,557
Acquisition and integration costs	—	—	—	5,358	5,358
Depreciation and amortization	68,938	14,449	6,936	2,790	93,113
Equity in net income of Diamond Green Diesel	—	—	73,680	—	73,680
Segment Operating Income/(Loss)	164,647	50,986	86,908	(23,929)	278,612

Equity in Net Income of Unconsolidated Subs	2,272	—	—	—	2,272
Segment Income/(Loss)	$166,919	$50,986	$86,908	$(23,929)	$280,884

Segment EBITDA	242,142	65,435	20,164	(15,781)	311,960
DGD adjusted EBITDA (Darling's Share)	—	—	90,611	—	90,611
Combined Adjusted EBITDA	$242,142	$65,435	$110,775	$(15,781)	$402,571

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Six Months Ended July 1, 2023
Net sales	$2,379,155	$872,485	$297,153	$—	$3,548,793
Cost of sales and operating expenses	1,826,485	661,210	238,980	—	2,726,675
Gross Margin	$552,670	$211,275	$58,173	$—	$822,118

Gross Margin %	23.2%	24.2%	19.6%	—	23.2%

Gain on sale of assets	(20)	(19)	(29)	—	(68)
Selling, general and administrative expenses	152,097	66,806	11,163	42,151	272,217
Restructuring and asset impairment charges	92	5,328	—	—	5,420
Acquisition and integration costs	—	—	—	8,728	8,728
Change in fair value of contingent consideration	(7,499)	—	—	—	(7,499)
Depreciation and amortization	172,895	42,918	16,960	5,319	238,092
Equity in net income of Diamond Green Diesel	—	—	307,301	—	307,301
Segment Operating Income/(Loss)	235,105	96,242	337,380	(56,198)	612,529

Equity in Net Income of Unconsolidated Subs	1,969	—	—	—	1,969
Segment Income/(Loss)	$237,074	$96,242	$337,380	$(56,198)	$614,498

Segment EBITDA	400,593	144,488	47,039	(42,151)	549,969
DGD adjusted EBITDA (Darling's Share)	—	—	376,721	—	376,721
Combined Adjusted EBITDA	$400,593	$144,488	$423,760	$(42,151)	$926,690

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Six Months Ended July 2, 2022
Net sales	$2,049,785	$723,995	$242,742	$—	$3,016,522
Cost of sales and operating expenses	1,509,829	551,276	190,979	—	2,252,084
Gross Margin	$539,956	$172,719	$51,763	$—	$764,438

Gross Margin %	26.3%	23.9%	21.3%	—	25.3%

Gain on sale of assets	(1,305)	(82)	(57)	—	(1,444)
Selling, general and administrative expenses	121,072	49,699	8,197	30,840	209,808
Restructuring and asset impairment charges	8,557	—	—	—	8,557
Acquisition and integration costs	—	—	—	9,131	9,131
Depreciation and amortization	123,288	29,899	13,610	5,562	172,359
Equity in net income of Diamond Green Diesel	—	—	145,484	—	145,484
Segment Operating Income/(Loss)	288,344	93,203	175,497	(45,533)	511,511

Equity in Net Income of Unconsolidated Subs	3,632	—	—	—	3,632
Segment Income/(Loss)	$291,976	$93,203	$175,497	$(45,533)	$515,143

Segment EBITDA	420,189	123,102	43,623	(30,840)	556,074
DGD adjusted EBITDA (Darling's Share)	—	—	177,171	—	177,171
Combined Adjusted EBITDA	$420,189	$123,102	$220,794	$(30,840)	$733,245

Segment EBITDA consists of segment income (loss), less equity in net income/loss from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
July 1, 2023 and December 31, 2022
(in thousands)

	July 1, 2023	December 31, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$111,541	$127,016
Restricted cash	299	315
Accounts receivable, net	746,638	676,573
Inventories	825,130	673,621
Prepaid expenses	116,540	85,665
Income taxes refundable	22,621	18,583
Other current assets	53,188	56,324
Total current assets	1,875,957	1,638,097

Property, plant and equipment, net	2,774,526	2,462,082
Intangible assets, net	1,074,604	865,122
Goodwill	2,566,169	1,970,377
Investment in unconsolidated subsidiaries	2,214,312	1,926,395
Operating lease right-of-use assets	196,554	186,141
Other assets	246,032	136,268
Deferred income taxes	25,085	17,888
	$10,973,239	$9,202,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$88,085	$69,846
Accounts payable, principally trade	427,066	472,491
Income taxes payable	29,821	44,851
Current operating lease liabilities	48,381	49,232
Accrued expenses	420,196	432,023
Total current liabilities	1,013,549	1,068,443
Long-term debt, net of current portion	4,458,797	3,314,969
Long-term operating lease liabilities	149,165	141,703
Other non-current liabilities	339,270	298,933
Deferred income taxes	561,895	481,832
Total liabilities	6,522,676	5,305,880
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,743	1,736
Additional paid-in capital	1,680,188	1,660,084
Treasury stock, at cost	(624,852)	(554,451)
Accumulated other comprehensive loss	(212,561)	(383,874)
Retained earnings	3,523,712	3,085,528
Total Darling's stockholders' equity	4,368,230	3,809,023
Noncontrolling interests	82,333	87,467
Total Stockholders' Equity	4,450,563	3,896,490
	$10,973,239	$9,202,370

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Six-Month Periods Ended July 1, 2023 and July 2, 2022
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	July 1,	July 2,	Favorable	July 1,	July 2,	Favorable
	2023	2022	(Unfavorable)	2023	2022	(Unfavorable)
Net sales	$1,757,621	$1,650,188	$107,433	$3,548,793	$3,016,522	$532,271
Costs and expenses:
Cost of sales and operating expenses	1,359,702	1,231,507	(128,195)	2,726,675	2,252,084	(474,591)
Loss/(gain) on sale of assets	259	(1,055)	(1,314)	(68)	(1,444)	(1,376)
Selling, general and administrative expenses	136,751	107,776	(28,975)	272,217	209,808	(62,409)
Restructuring and asset impairment charges	896	8,557	7,661	5,420	8,557	3,137
Acquisition and integration costs	1,706	5,358	3,652	8,728	9,131	403
Change in fair value of contingent consideration	(7,499)	—	7,499	(7,499)	—	7,499
Depreciation and amortization	122,086	93,113	(28,973)	238,092	172,359	(65,733)
Total costs and expenses	1,613,901	1,445,256	(168,645)	3,243,565	2,650,495	(593,070)
Equity in net income of Diamond Green Diesel	212,964	73,680	139,284	307,301	145,484	161,817
Operating income	356,684	278,612	78,072	612,529	511,511	101,018
Other expense:
Interest expense	(70,193)	(24,008)	(46,185)	(120,492)	(39,611)	(80,881)
Foreign currency gain/(loss)	2,490	(4,412)	6,902	7,494	(5,512)	13,006
Other income/(expense), net	5,079	(302)	5,381	11,238	(1,044)	12,282
Total other expense	(62,624)	(28,722)	(33,902)	(101,760)	(46,167)	(55,593)
Equity in net income of other unconsolidated subsidiaries	1,849	2,272	(423)	1,969	3,632	(1,663)
Income before income taxes	295,909	252,162	43,747	512,738	468,976	43,762
Income tax expense	40,712	47,333	6,621	67,686	73,416	5,730
Net income	255,197	204,829	50,368	445,052	395,560	49,492
Net income attributable to noncontrolling interests	(2,814)	(2,833)	19	(6,868)	(5,511)	(1,357)
Net income attributable to Darling	$252,383	$201,996	$50,387	$438,184	$390,049	$48,135

Basic income per share:	$1.58	$1.25	$0.33	$2.74	$2.41	$0.33
Diluted income per share:	$1.55	$1.23	$0.32	$2.69	$2.37	$0.32

Number of diluted common shares:	162,370	164,745		162,593	164,673

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
For the Six Months Ended July 1, 2023 and July 2, 2022
(in thousands)

	(unaudited)

	July 1,	July 2,
Cash flows from operating activities:	2023	2022
Net income	$445,052	$395,560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	238,092	172,359
Gain on sale of assets	(68)	(1,444)
Asset Impairment	—	8,557
Change in fair value of contingent consideration	(7,499)	—
Gain on insurance proceeds from insurance settlements	(13,836)	—
Deferred taxes	34,202	35,674
Decrease in long-term pension liability	480	(547)
Stock-based compensation expense	18,085	13,369
Deferred loan cost amortization	3,138	2,207
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(309,270)	(149,116)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	103,794	1,631
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	24,397	(47,046)
Income taxes refundable/payable	(24,551)	(28,834)
Inventories and prepaid expenses	(22,301)	(95,199)
Accounts payable and accrued expenses	(94,080)	72,351
Other	10,065	(18,487)
Net cash provided by operating activities	405,700	361,035
Cash flows from investing activities:
Capital expenditures	(234,307)	(151,478)
Acquisition, net of cash acquired	(1,079,083)	(1,235,537)
Investment in Diamond Green Diesel	(75,000)	(239,750)
Investment in other unconsolidated subsidiaries	(27)	—
Loan repayment from Diamond Green Diesel	25,000	—
Gross proceeds from sale of property, plant and equipment and other assets	2,733	2,161
Proceeds from insurance settlement	13,836	—
Payments related to routes and other intangibles	(1,517)	(179)
Net cash used in investing activities	(1,348,365)	(1,624,783)
Cash flows from financing activities:
Proceeds from long-term debt	807,956	1,663,612
Payments on long-term debt	(83,616)	(23,600)
Borrowings from revolving credit facility	1,415,916	777,902
Payments on revolving credit facility	(1,063,516)	(937,921)
Net cash overdraft financing	16,673	12
Deferred loan costs	(9)	(10,707)
Repurchase of common stock	(52,941)	(65,887)
Minimum withholding taxes paid on stock awards	(15,558)	(45,836)
Distributions to noncontrolling interests	(4,824)	—
Net cash provided by financing activities	1,020,081	1,357,575
Effect of exchange rate changes on cash flows	16,535	(16,059)
Net increase in cash, cash equivalents and restricted cash	93,951	77,768
Cash, cash equivalents and restricted cash at beginning of period	150,168	69,072
Cash, cash equivalents and restricted cash at end of period	$244,119	$146,840

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
June 30, 2023 and December 31, 2022
(in thousands)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets:
Total current assets	$1,623,715	$1,304,805
Property, plant and equipment, net	3,828,093	3,866,854
Other assets	88,305	61,665
Total assets	$5,540,113	$5,233,324

Liabilities and members' equity:
Total current portion of long term debt	$102,935	$217,066
Total other current liabilities	378,589	515,023
Total long term debt	760,700	774,783
Total other long term liabilities	16,568	17,249
Total members' equity	4,281,321	3,709,203
Total liabilities and members' equity	$5,540,113	$5,233,324

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three and Six Months Ended June 30, 2023 and June 30, 2022
(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	June 30,	June 30,	Favorable	June 30,	June 30,	Favorable
	2023	2022	(Unfavorable)	2023	2022	(Unfavorable)
Revenues:
Operating revenues	$2,246,111	$1,455,886	$790,225	$3,926,161	$2,436,578	$1,489,583
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	1,751,315	1,274,665	(476,650)	3,172,719	2,082,237	(1,090,482)
Depreciation, amortization and accretion expense	58,315	31,317	(26,998)	116,922	57,809	(59,113)
Total costs and expenses	1,809,630	1,305,982	(503,648)	3,289,641	2,140,046	(1,149,595)
Operating income	436,481	149,904	286,577	636,520	296,532	339,988
Other income	2,121	722	1,399	4,162	711	3,451
Interest and debt expense, net	(12,674)	(3,266)	(9,408)	(26,080)	(6,275)	(19,805)
Net income	$425,928	$147,360	$278,568	$614,602	$290,968	$323,634

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Six Months Ended July 1, 2023 and July 2, 2022
(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)			(unaudited)
Adjusted EBITDA	July 1,		July 2,	July 1,		July 2,
	2023		2022	2023		2022

Net income attributable to Darling	$252,383		$201,996	$438,184		$390,049
Depreciation and amortization	122,086		93,113	238,092		172,359
Interest expense	70,193		24,008	120,492		39,611
Income tax expense	40,712		47,333	67,686		73,416
Restructuring and asset impairment charges	896		8,557	5,420		8,557
Acquisition and integration costs	1,706		5,358	8,728		9,131
Change in fair value of contingent consideration	(7,499)		—	(7,499)		—
Foreign currency loss/(gain)	(2,490)		4,412	(7,494)		5,512
Other expense/(income), net	(5,079)		302	(11,238)		1,044
Equity in net income of Diamond Green Diesel	(212,964)		(73,680)	(307,301)		(145,484)
Equity in net income of other unconsolidated subsidiaries	(1,849)		(2,272)	(1,969)		(3,632)
Net income attributable to noncontrolling interests	2,814		2,833	6,868		5,511
Adjusted EBITDA (Non-GAAP)	$260,909		$311,960	$549,969		$556,074
Foreign currency exchange impact	(1,550)	(1)		5,779	(2)
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$259,359		$311,960	$555,748		$556,074
DGD Joint Venture Adjusted EBITDA (Darling's share)	$247,398		$90,611	$376,721		$177,171
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$508,307		$402,571	$926,690		$733,245

(1) The average rates for the three months ended July 1, 2023 were €1.00:$1.09, R$1.00:$0.20 and C$1.00:$0.74 as compared to the average rate for the three months ended July 2, 2022 of €1.00:$1.06, R$1.00:$0.20 and C$1.00:$0.78, respectively.
(2) The average rates for the six months ended July 1, 2023 were €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74 as compared to the average rate for the six months ended July 2, 2022 of €1.00:$1.09, R$1.00:$0.20 and C$1.00:$0.79, respectively.

About Darling Ingredients
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 260 facilities in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals, and pet food ingredients. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s second quarter 2023 financial results at 9 a.m. Eastern Time (8 a.m. Central Time) on Wednesday, Aug. 9, 2023.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on August 9, 2023, or call 844-868-8847 (United States) or 412-317-6593 (International) and ask for "The Darling Ingredients Call” that day.

A replay of the call will be available online via the webcast registration link and via phone at 877-344-7529 (United States), 855-669-9658 (Canada) or 412-317-0088 (International) using reference passcode 2280026. The phone replay will be available two hours after the call concludes through August 16, 2023.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated below and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring, acquisition and integration costs, goodwill and long-lived asset impairment, change in fair value of contingent consideration, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at July 1, 2023. However, the amounts shown below for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA.

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides guidance for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release contains includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control. Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect programs like the U.S. government's renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; tax changes, such as the introduction of a global minimum tax; difficulties or a significant disruption in the Company's information systems or failure to implement new systems and software successfully; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, such as the recent turmoil in the world banking markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.

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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com